As filed with the Securities and Exchange Commission on March 21, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Smith Douglas Homes Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	93-1969003 (IRS Employer Identification No.)

110 Village Trail, Suite 215 Woodstock, Georgia (Address of Principal Executive Offices)	30188 (Zip Code)

Smith Douglas Homes Corp. 2024 Incentive Award Plan
(Full title of the plan)

Brett Steele
Vice President, General Counsel, and Secretary
110 Village Trail, Suite 215
Woodstock, Georgia 30188
(Name and address of agent for service)

(770) 213-8067
(Telephone number, including area code, of agent for service)

Copies to:
Marc D. Jaffe
Senet Bischoff
Benjamin J. Cohen
Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10022
Telephone: (212) 906-1200
Fax: (212) 751-4864

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 512,820 shares of the Class A common stock of Smith Douglas Homes Corp. (the “Registrant”) to be issued pursuant to the Smith Douglas Homes Corp. 2024 Incentive Award Plan (the “2024 Plan”). A Registration Statement of the Registrant on Form S-8 relating to the 2024 Plan is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8

The contents of the Registration Statement on Form S-8 (File No. 333-276503), including any amendments thereto, filed with the Securities and Exchange Commission (the “Commission”), relating to the 2024 Plan, is incorporated by reference herein.

Item 8.	Exhibits.

Exhibit Number	Exhibit Index
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-276503) filed on January 12, 2024).
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-276503) filed on January 12, 2024).
5.1*	Opinion of Latham & Watkins LLP.
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page hereto).
99.1	Smith Douglas Homes Corp. 2024 Incentive Award Plan (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-276503) filed on January 12, 2024).
99.2
Form of Stock Option Grant Notice and Stock Option Agreement under the 2024 Incentive Award Plan (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 (File No. 333-276503) filed on January 12, 2024).

99.3
Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2024 Incentive Award Plan (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8 (File No. 333-276503) filed on January 12, 2024).

99.4
Form of Performance Restricted Stock Unit Grant Notice and Performance Restricted Stock Unit Agreement under the 2024 Incentive Award Plan (incorporated by reference to Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K (File No. 333-276503) filed on March 21, 2025).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on March 21, 2025.

SMITH DOUGLAS HOMES CORP.

By	/s/ Gregory S. Bennett
Gregory S. Bennett
President, Chief Executive Officer, Vice-Chairman, and Director

POWER OF ATTORNEY

Each of the undersigned officers and directors of Smith Douglas Homes Corp. hereby constitutes and appoints Gregory S. Bennett and Russell Devendorf, and each of them any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory S. Bennett	President, Chief Executive Officer, Vice Chairman, and Director (Principal Executive Officer)	March 21, 2025
Gregory S. Bennett

/s/ Russell Devendorf	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 21, 2025
Russell Devendorf

/s/ Thomas L. Bradbury	Executive Chairman and Director	March 21, 2025
Thomas L. Bradbury

/s/ Julie Bradbury	Director	March 21, 2025
Julie Bradbury

/s/ Jeffrey T. Jackson	Director	March 21, 2025
Jeffrey T. Jackson

/s/ Neil B. Wedewer	Director	March 21, 2025
Neil B. Wedewer

/s/ Neill B. Faucett	Director	March 21, 2025
Neill B. Faucett

/s/ George E. Perdue III	Director	March 21, 2025
George E. Perdue III

/s/ Janice Walker	Director	March 21, 2025
Janice Walker